Exhibit 99.1

For additional information, contact:
	Joseph Stegmayer	Daniel Urness
	Chairman and CEO joes@cavco.com	Vice President, CFO and Treasurer danu@cavco.com
N e w s R e l e a s e	Phone: 602-256-6263
On the Internet: www.cavco.com

FOR IMMEDIATE RELEASE

CAVCO INDUSTRIES REPORTS FISCAL FIRST QUARTER RESULTS

PHOENIX, August 2, 2012 – Cavco Industries, Inc. (NASDAQ: CVCO) today announced financial results for the first quarter ended June 30, 2012 of its fiscal year 2013.

Net sales for the first quarter of fiscal 2013 totaled $118,781,000, up 20.0% from $98,981,000 for the first quarter of fiscal year 2012. This quarter’s results are compared to the prior year quarter, which included only 68 days of post-Palm Harbor acquisition activity, as that transaction closed on April 23, 2011.

Net income for the fiscal 2013 first quarter was $1,618,000, compared to $20,688,000 reported in the same quarter one year ago. As previously reported, included in net income for the first quarter of fiscal 2012 was a gain on bargain purchase of $22,009,000, as adjusted, resulting from the Palm Harbor transaction, calculated in accordance with the accounting standards for business combinations.

Net income attributable to Cavco stockholders for the fiscal 2013 first quarter was $860,000 compared to net income of $10,222,000 reported in the same quarter one year ago. Net income attributable to Cavco stockholders for the quarter ended June 30, 2011 includes one half of the bargain purchase gain recognized, consistent with Cavco’s ownership percentage of Palm Harbor. Net income per share based on basic and diluted weighted average shares outstanding for the quarter ended June 30, 2012 was $0.12, versus basic and diluted net income per share for the quarter ended June 30, 2011, including the effect of the bargain purchase gain, of $1.49 and $1.48, respectively.

Referring to the quarter results, Dan Urness, Vice President and Chief Financial Officer said, “Gross profit as a percentage of net sales increased 4.0% to 20.3% for the first quarter of fiscal 2013 versus 16.3% for the same quarter in the prior year. The increase is primarily attributable to having the full quarter benefit of the generally higher margin Palm Harbor retail and finance businesses versus a partial quarter last year, given the transaction closing date of April 23, 2011. We also benefited from production overhead leverage on higher revenue. The margin improvement was partially offset by a larger mix of lower price-point homes.”

Commenting on the first quarter of fiscal year 2013, Joseph Stegmayer, Chairman, President and Chief Executive Officer said, “Manufactured home industry unit shipments increased 24.8% during the period from January to May 2012 compared to the same period in the prior year. While welcomed, the percent improvement is calculated from historically low industry shipment levels. Intense competition for home sales within our underutilized industry and ongoing economic turmoil continue to be challenging. In order to succeed in this difficult market environment, our homebuilding activities remain focused on producing high quality homes that incorporate flexible housing designs to fit homebuyer interests, establishing and maintaining strengths in niche market areas and striving to provide excellent service after the sale of each home.”

Cavco’s management will hold a conference call to review these results tomorrow, August 3, 2012, at 12:00 noon (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at www.cavco.com under the Investor Relations link. An archive of the webcast and presentation will be available for 90 days at www.cavco.com under the Investor Relations link.

Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and company-owned retailers. We are the second largest producer of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names including Cavco Homes, Fleetwood Homes and Palm Harbor Homes. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes built primarily under the Nationwide Homes brand. Our mortgage subsidiary, CountryPlace, is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Our insurance subsidiary, Standard, provides property and casualty insurance to owners of manufactured homes.

Certain statements contained in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: adverse industry conditions; general deterioration in economic conditions and continued turmoil in the credit markets; a write-off of all or part of our goodwill, which could adversely affect operating results and net worth; the cyclical and seasonal nature of our business; limitations on our ability to raise capital; curtailment of available financing in the manufactured housing industry; our contingent repurchase obligations related to wholesale financing; competition; our ability to maintain relationships with retailers; labor shortages; pricing and availability of raw materials; unfavorable zoning ordinances; increased costs of healthcare benefits to employees; our ability to successfully integrate Fleetwood Homes, Palm Harbor, and any future acquisition or attain the anticipated benefits of such acquisition; the risk that the acquisition of Fleetwood Homes, Palm Harbor, and any future acquisition may adversely impact our liquidity; expansion of retail and manufacturing businesses and entry into new lines of business, namely manufactured housing consumer finance and insurance, through the Palm Harbor transaction; our participation in certain wholesale financing programs for the purchase of our products by industry retailers may expose us to additional risk of credit loss; together with all of the other risks described in our filings with the Securities and Exchange Commission. Readers are specifically referred to the Risk Factors described in Item 1A of the 2012 Form 10-K, as may be amended from time to time, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise. Investors should not place any reliance on any such forward-looking statements.

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CAVCO INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	June 30, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,149	$41,094
Restricted cash, current	7,132	6,331
Accounts receivable, net	14,262	14,871
Short-term investments	5,514	5,377
Current portion of consumer loans receivable, net	20,190	20,705
Inventories	57,840	62,246
Assets held for sale	3,903	3,903
Prepaid expenses and other current assets	8,736	7,848
Deferred income taxes	6,498	6,657

Total current assets	171,224	169,032

Restricted cash	453	453
Investments	9,595	8,825
Consumer loans receivable, net	97,683	98,594
Inventory finance notes receivable, net	24,682	24,681
Property, plant and equipment, net	49,606	50,064
Goodwill and other intangibles, net	80,469	80,915
Deferred income taxes	4,011	4,770

Total assets	$437,723	$437,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$12,342	$11,732
Accrued liabilities	58,304	58,495
Construction lending lines	2,536	4,550
Current portion of securitized financings	10,976	10,728

Total current liabilities	84,158	85,505

Securitized financings	78,446	80,747
Deferred income taxes	16,212	16,198
Redeemable noncontrolling interest	87,286	86,541
Stockholders’ equity
Preferred stock, $.01 par value; 1,000,000 shares authorized;
No shares issued or outstanding	—	—
Common stock, $.01 par value; 20,000,000 shares authorized;
Outstanding 6,966,454 and 6,890,796 shares, respectively	70	69
Additional paid-in capital	134,019	131,589
Retained earnings	37,487	36,627
Accumulated other comprehensive income	45	58

Total stockholders’ equity	171,621	168,343

Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$437,723	$437,334

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CAVCO INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Net sales	$118,781	$98,981
Cost of sales	94,726	82,821

Gross profit	24,055	16,160
Selling, general and administrative expenses	19,975	16,990

Income (loss) from operations	4,080	(830)
Interest expense	(1,683)	(1,461)
Other income	395	360
Gain on bargain purchase	—	22,009

Income before income taxes	2,792	20,078
Income tax (expense) benefit	(1,174)	610

Net income	1,618	20,688
Less: net income attributable to redeemable noncontrolling interest	758	10,466

Net income attributable to Cavco common stockholders	$860	$10,222

Comprehensive income:
Net income	$1,618	$20,688
Unrealized loss on available-for-sale securities, net of tax	(26)	(64)

Comprehensive income	1,592	20,624
Comprehensive income attributable to redeemable noncontrolling interest	745	10,434

Comprehensive income attributable to Cavco common stockholders	$847	$10,190

Net income per share attributable to Cavco common stockholders:
Basic	$0.12	$1.49

Diluted	$0.12	$1.48

Weighted average shares outstanding:
Basic	6,923,676	6,838,324

Diluted	6,995,771	6,894,380

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CAVCO INDUSTRIES, INC.

OTHER OPERATING DATA

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2012	2011
Net sales:
Factory-built housing	$108,447	$92,840
Financial services	10,334	6,141

Total net sales	$118,781	$98,981

Capital expenditures	$221	$1,029
Depreciation	$645	$460
Amortization of other intangibles	$446	$407
Factory-built homes sold:
by Company owned stores	475	417
to independent dealers, builders & developers	1,764	1,434

Total factory-built homes sold	2,239	1,851

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